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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                   ----------



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 29, 2001


                      UNIVERSAL COMPRESSION HOLDINGS, INC.
                           UNIVERSAL COMPRESSION, INC.
--------------------------------------------------------------------------------
           (Exact names of registrants as specified in their charters)




    DELAWARE                         001-15843                     13-3989167
     TEXAS                           333-48279                     74-1282680
----------------                 -----------------               ---------------
(States or other                 (Commission File                (IRS Employer
jurisdictions of                      Numbers)                   Identification
 incorporation)                                                       Nos.)



  4440 BRITTMOORE ROAD, HOUSTON, TEXAS                            77041
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(Address of principal executive offices)                       (Zip Code)




                                 (713) 335-7000
              ----------------------------------------------------
              (Registrants' telephone number, including area code)



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Item 5. Other Events.

        Earnings Release and Public Conference Call. Universal Compression Holdings, Inc., a Delaware corporation (the "Company"), issued a press release on January 17, 2001 announcing earnings for the third quarter of fiscal year 2001, which quarter ended on December 31, 2000. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

        During a public conference call on January 17, 2001 to discuss third quarter earnings and other corporate matters, which was broadcast live over the Internet, the Company indicated that the rental revenue growth during the third quarter reflected an increase in the Company's available horsepower as well as increase in the overall utilization of its fleet. Available horsepower at December 31, 2000 was 846,000. The Company's average horsepower utilization rate had improved from an average rate of 88.6% during the third fiscal quarter of 2001 to 90% at December 31, 2000 and had continued slightly above the 90% level as of the date of the call. The Company stated that it has fully integrated Gas Compression Services Inc. ("GCSI") during the quarter, which it acquired on September 15, 2000, and the acquisition has achieved its synergy target of approximately $2 million of annual cost savings. Based upon GCSI's contribution to EBITDA during the current quarter, the Company expects the GCSI acquisition to contribute approximately $15 million to EBITDA on an annual basis, including the achieved synergies. Not taking into account the pending acquisition of Weatherford Global Compression Services, L.P. ("Weatherford Global"), during the quarter ending March 31, 2001, the Company expects (1) to add 40,000 horsepower to its fleet, (2) to spend approximately $22 million to $26 million on capital expenditures and (3) that revenues for the Company's engineered products segment will be approximately $14 million to $18 million with gross margins of approximately 11% to 13%. The Company discussed two new pending projects: 4,000 horsepower to be added in Argentina during the quarter ending on June 30, 2001, and an additional 6,000 horsepower under a sales and maintenance contract in Mexico, to be operational in April or possibly March of 2001. The new Mexico project is expected to generate a one-time increase to revenues associated with the sale of equipment at approximately $7 million, with a gross margin of approximately 10%. The Company's criteria for fabricating or acquiring domestic compressor equipment for the fleet is to obtain an EBITDA return on its capital investment of about 20% to 21%. In its international markets, the Company targets a premium to the domestic return for an overall EBITDA return on its international investments of at least 25%. Over the past 18 months, the Company has experienced these levels of return on its investments. EBITDA is defined as net income plus income taxes, interest expense, leasing expense, management fees, depreciation and amortization, excluding non-recurring items and extraordinary gains or losses.

        During the January 17, 2001 conference call, the Company addressed the pending acquisition of Weatherford Global, which is currently expected to close in the first half of February 2001. The Company disclosed that it expects to eliminate 250 to 300 positions as well as 17 domestic field services offices, which, along with other factors, is expected to result in approximately $20 million of annual cost savings by the end of fiscal 2002. Based upon the current levels of activity at the time of the WGC acquisition, the combined company is expected to generate approximately $460 million to $485 million in annual revenues and the corresponding EBITDA, including the full amount of the estimated $20 million of annual cost savings, is expected to be approximately $165 million to $185 million. Approximately 45% to 50% of revenues at the outset of the combination is expected to result from domestic rentals, with international rentals accounting for 12% to 14%, engineered products accounting for 20% to 25% and parts and service revenues at 15%. The expected gross margins after the cost savings are realized are 62% to 65% for the domestic rental business, 66% to 70% for the international rental business, 10% to 13% for engineered products and 23% to 27% for parts and service. The Company anticipates that capital expenditures of the combined company during fiscal 2002 will be approximately $170 million to $220 million,



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including approximately $25 million of maintenance capital expenditures.
Following the Weatherford Global acquisition, the Company anticipates that average horsepower utilization rates for the domestic fleet and the international fleet will drop initially to the mid 80% range and the low 90% range, respectively. As a result of the WGC acquisition, the Company expects to add approximately $75 million to $150 million to Universal's current goodwill, net of amortization.

         Consent Solicitation. On January 21, 2001 and January 26, 2001, Universal Compression, Inc., a Texas corporation and wholly owned subsidiary of the Company, issued press releases announcing the extension, and subsequent termination, of its tender offer and consent solicitation for its 9 7/8% Senior Discount Notes due 2008. Copies of such releases are filed as Exhibits 99.2 and 99.3, respectively, and incorporated herein by reference.

         Acquisition Related Financings. In the financing transactions related to the pending Weatherford Global acquisition, the Company intends to raise at least $427 million through a new operating lease facility to be funded primarily through an offering of $350 million in senior secured notes by an unaffiliated entity. The Company also intends to enter into a new secured revolving credit facility of up to $125 million and a new asset-backed securitization operating lease facility of up to $200 million (the "ABS Operating Lease Facility"). The Company initially expects to fund approximately $75 million under the ABS Operating Lease Facility and expects to have no amounts outstanding under the new revolving credit facility. The proceeds from the two operating lease facilities will be used to refinance certain existing indebtedness and restructure existing operating lease obligations of Weatherford Global and the Company. Completion of these proposed financing transactions is subject to the closing of the Weatherford Global acquisition, market conditions and other customary closing conditions. The Company filed a press release regarding the proposed financing transactions, which is attached hereto as Exhibit 99.4 and incorporated herein by reference.

         The securities have not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This communication shall not constitute an offer to sell or the solicitation of an offer to buy the securities.

         Definitive Proxy Statement Supplement Filed. On January 29, 2001, the Company filed a supplement dated January 26, 2001 to the definitive Proxy Statement dated December 27, 2000 with the Securities and Exchange Commission (the "Proxy Statement Supplement"). The Proxy Statement Supplement updates the proposed financing transactions in connection with the Weatherford Global acquisition and informs shareholders that the special meeting will be convened on February 6, 2001 and then adjourned until Friday, February 9, 2001. The Proxy Statement Supplement is incorporated herein by reference as Exhibit 99.5.

         The Proxy Statement Supplement includes revised unaudited pro forma combined condensed financial information to illustrate the effect of the proposed Weatherford Global acquisition and related financing transactions. Such pro forma information is based on the historical financial statements of the Company and Enterra Compression Company, which have been previously filed by the Company, and has been prepared to illustrate the effect of the



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proposed acquisition and related financing transactions described herein. The unaudited pro forma combined condensed information is provided for informational purposes only and does not purport to represent what the Company's financial position or results of operations would actually have been had the acquisition occurred on such dates or to project its results of operations or financial position for any future period.

         General. The Weatherford Global acquisition is subject to various conditions, including the approval by the Company's shareholders of the issuance of shares as consideration for the acquisition, financing conditions and other customary closing conditions. There can be no assurance that the acquisition will be consummated, or that any or all of the proposed financing transactions will be obtained or, if obtained, will be on terms favorable to the Company.

      Statements about the Company's outlook and all other statements contained herein other than historical facts are forward-looking statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future performance and events and are subject to a number of uncertainties and factors, many of which are outside the Company's control, which could cause actual results to differ materially from such statements. While the Company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are successful completion of growth and service projects, the proposed Weatherford Global acquisition and the proposed financing transactions, integration of recent acquisitions, future sales and profits, unfavorable financing terms and conditions, competition, the impact of general economic factors and other factors. These risk factors, when applicable, are discussed in the Company's filings with the Securities and Exchange Commission, copies of which are available to the public. The Company disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c) Exhibits

      Exhibit No.    Description
      -----------    -----------

         99.1 Press Release of Universal Compression Holdings, Inc. dated January 17, 2001.

         99.2        Press Release of Universal Compression, Inc. dated January
                     21, 2001.

         99.3        Press Release of Universal Compression, Inc. dated January
                     26, 2001.

         99.4 Press Release of Universal Compression Holdings, Inc. dated January 26, 2001.



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         99.5        Supplement dated January 26, 2001 to the definitive Proxy
                     Statement of Universal Compression Holdings, Inc. dated December 27, 2000 as filed with the Securities and Exchange Commission (Commission File No. 001-15843) (incorporated herein by reference).


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                                          UNIVERSAL COMPRESSION HOLDINGS, INC.
                                          UNIVERSAL COMPRESSION, INC.
                                          (Registrants)



Date: January 29, 2001                    By: /s/ RICHARD W. FITZGERALD
                                              ----------------------------------
                                              Richard W. FitzGerald
                                              Senior Vice President and Chief
                                                Financial Officer


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                                  EXHIBIT INDEX



        EXHIBIT
        NUMBER       DESCRIPTION
        -------      -----------

         99.1        Press Release of Universal Compression Holdings, Inc. dated
                     January 17, 2001.

         99.2        Press Release of Universal Compression, Inc. dated January
                     21, 2001.

         99.3        Press Release of Universal Compression, Inc. dated January
                     26, 2001.

         99.4        Press Release of Universal Compression Holdings, Inc. dated
                     January 26, 2001.

         99.5        Supplement dated January 29, 2001 to the definitive Proxy
                     Statement of Universal Compression Holdings, Inc. dated
                     December 27, 2000 as filed with the Securities and Exchange
                     Commission (Commission File No. 001-15843) (incorporated herein by reference).